EXHIBIT 10.13

ESCROW AGREEMENT

             This Escrow Agreement (the “Escrow Agreement”) is made and entered into as of the 31st of July, 2001, by and among Electric City Corp., a Delaware corporation (the “Company”), EP Power Finance, L.L.C, a Delaware limited liability company (“EPPC”), Originators Investment Plan, L.P., a Delaware limited partnership (“OIP”), Morgan Stanley Dean Witter Equity Funding, Inc., a Delaware corporation (“MSDW”), Duke Capital Partners, LLC, a Delaware limited liability company (“Duke”) (EPPC, MSDW (together with OIP) and Duke are each a “Purchaser” and collectively, the “Purchasers”), Newcourt Capital Securities, Inc., a Delaware corporation (the “Placement Agent”) and American National Bank and Trust Company of Chicago, as escrow agent (the “Escrow Agent”).

RECITALS

             WHEREAS, the Company, the Purchasers and Newcourt Capital USA Inc. have entered into that certain Securities Purchase Agreement of even date herewith (the “Securities Purchase Agreement”) for the purchase and sale of certain securities of the Company, a copy of which is attached hereto as Exhibit A; and

             WHEREAS, the Securities Purchase Agreement provides for the delivery by each of the Purchasers of Four Million Dollars ($4,000,000) for a total of Twelve Million Dollars ($12,000,000) (the “Escrow Fund”) (together with any interest earned thereon in accordance with the provisions of this Escrow Agreement being the “Escrowed Amount”) into escrow as provided herein until the earlier of a closing of the transactions contemplated in the Securities Purchase Agreement or the termination of the Securities Purchase Agreement; and

             WHEREAS, the parties to this Escrow Agreement desire to set forth the terms and conditions pursuant to which the Escrowed Amount will be held by, and/or distributed by, the Escrow Agent.

AGREEMENT

             NOW, THEREFORE, in consideration of the mutual covenants contained herein and in the Securities Purchase Agreement, and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is agreed as follows:

             SECTION 1.  Escrow Deposit; Defined Terms.  The Escrow Agent acknowledges receipt from each Purchaser of Four Million Dollars ($4,000,000), simultaneously with the execution and delivery of this Escrow Agreement, which has been deposited into an escrow account maintained by the Escrow Agent and will be invested by the Escrow Agent pursuant to Section 3 of this Escrow Agreement.  The Escrow Agent also acknowledges receipt from each of EPPC, MSDW, OIP, Duke, Newcourt Capital USA Inc., a Delaware corporation, and the Company counterpart signature pages to the agreements set forth on Schedule 3 hereto (collectively, the “Signature Pages to the Transaction Documents”).  The Escrow Agent shall hold, administer and disburse the Escrowed Amount and the Signature Pages to the Transaction Documents pursuant to the terms of this Escrow Agreement.  Capitalized terms used herein but not defined herein shall have the meanings ascribed such terms in the Securities Purchase Agreement.

             SECTION 2.  Duties, Rights, and Immunities of Escrow Agent.

             (a)  Escrow Agent.  The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Escrow Agreement.  The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties.  The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document.  The Escrow Agent shall have no duty to solicit any payments that may be due it or the Escrow Fund.  The Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss to the Company, the Purchasers and/or the Placement Agent. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through agents or attorneys (and shall be liable only for the careful selection of any such agent or attorney) and may consult with counsel, accountants and other skilled persons to be selected and retained by it.  The Escrow Agent shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons.  In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto that, in its opinion, conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by all of the other parties hereto or by a final order or judgment of a court of competent jurisdiction.  Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

             (b)  Fees.  The Company, the Purchasers and the Placement Agent agree jointly and severally to (i) pay the Escrow Agent upon execution of this Escrow Agreement and from time to time thereafter reasonable compensation for the services to be rendered hereunder, which unless otherwise agreed in writing shall be as described in Schedule 1 attached hereto, and (ii) pay or reimburse the Escrow Agent upon request for all expenses, disbursements and advances, including reasonable attorney’s fees and expenses, incurred or made by it in connection with the preparation, execution, performance, delivery, modification and termination of this Escrow Agreement.  As among the Company, the Purchasers and the Placement Agent, the Company shall pay the amounts payable pursuant to this Section 2(b).  The Escrow Agent acknowledges that all legal fees and other expenses and disbursements incurred by the Escrow Agent in connection with the determination to enter into this Agreement are included in the amount set forth on Schedule 1.

             (c)  Indemnity.  The Company, the Purchasers and the Placement Agent shall jointly and severally indemnify, defend and save harmless the Escrow Agent and its directors, officers, agents and employees (the “indemnitees”) from all loss, liability or expense (including the reasonable fees and expenses of in-house or outside counsel) arising out of or in connection with (i) the Escrow Agent’s execution and performance of this Escrow Agreement, except in the case of any indemnitee to the extent that such loss, liability or expense is due to the gross negligence or willful misconduct of such indemnitee, or (ii) its following any instructions or other directions from the Company, the Purchasers or the Placement Agent, except to the extent that its following any such instruction or direction is expressly forbidden by the terms hereof. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent or the termination of this Escrow Agreement.

             SECTION 3.  Investment of Escrow Fund.  During the term of this Escrow Agreement, the Escrow Fund shall be invested and reinvested by the Escrow Agent in the investment indicated on Schedule 1 or such other investments as shall be directed in writing by each of the Purchasers and the Company and as shall be acceptable to the Escrow Agent.  All investment orders involving U.S. Treasury obligations, commercial paper and other direct investments may be executed through broker-dealers selected by the Escrow Agent (which shall include affiliates of the Escrow Agent).  Statements will be provided by the Escrow Agent to the Company, each of the Purchasers and the Placement Agent on a monthly basis.  The Company, each of the Purchasers and the Placement Agent, upon written request, will receive a statement of transaction details upon completion of any securities transaction in the Escrow Fund without any additional cost. The Escrow Agent shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under this Escrow Agreement.  The Escrow Agent shall have no liability for any loss sustained as a result of any investment in an investment indicated on Schedule 1 or any investment made pursuant to the joint instructions of the parties hereto or as a result of any liquidation of any investment prior to its maturity or for the failure of the parties to give the Escrow Agent instructions to invest or reinvest the Escrow Fund.

             SECTION 4.  Release of Escrowed Amount and the Signature Pages to the Transaction Documents.  The Escrow Agent shall disburse the Escrowed Amount and the Signature Pages to the Transaction Documents as follows:

             (a)         to the Company, upon joint written instructions from the Placement Agent and each of the Purchasers that the Closing is occurring pursuant to the Securities Purchase Agreement, credited towards the payment of the cash consideration to be delivered to the Company by the Purchasers at the Closing; or

             (b)        (i)  to the Purchasers, the Escrowed Amount to be apportioned pro rata among the Purchasers (it being understood that MSDW and OIP are collectively deemed to be a single Purchaser hereunder) and (ii) to the signatories of the Transaction Documents, their respective Signature Pages to the Transaction Documents on the second business day following the business day on which joint written notice from the Placement Agent and each of the Purchasers is delivered to the Escrow Agent and the Company stating that the Securities Purchase Agreement has been terminated pursuant to Article VII of the Securities Purchase Agreement.

             (c)         in accordance with any other joint written instructions of Placement Agent and each of the Purchasers and received by the Escrow Agent and the Company.

             SECTION 5.  No Effect on Seller or Purchaser Claims.  Neither the Company nor the Purchasers shall be precluded by the terms of this Escrow Agreement from pursuing any claim against the other arising out of the Securities Purchase Agreement or documents referred to therein (subject to the limitations contained therein).

             SECTION 6.  Termination of Escrow Agreement.  This Agreement shall terminate upon the distribution of the Escrowed Amount and the Signature Pages to the Transaction Documents held by the Escrow Agent in accordance with the provisions hereof.

             SECTION 7.  Successor Escrow Agent.  (a)  The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving 10 days advance notice in writing of such resignation to the other parties hereto specifying a date when such resignation shall take effect.  Any corporation or association into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or association to which all or substantially all the escrow business of the Escrow Agent’s corporate trust line of business may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act provided it is bound by the terms of this Agreement.

             (b)        If the Escrow Agent receives a written notice signed by the Placement Agent, each of the Purchasers and the Company stating that they have selected another escrow agent, any portion of the Escrowed Amount invested by the Escrow Agent shall be promptly liquidated, and the Escrow Agent shall deliver the Escrowed Amount and the Signature Pages to the Transaction Documents to the successor escrow agent named in the aforesaid notice within 10 days of its receipt of such notice.  If the other parties hereto have failed to appoint a successor prior to the expiration of ten (10) days following receipt of the notice of resignation or removal, the Escrow Agent may appoint a successor or may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto.

             SECTION 8.  Governing Law.  This Agreement shall take effect as a sealed instrument and be construed under and governed by and enforced in accordance with the laws of the State of New York.

             SECTION 9.  Tax Matters.  Each party to this Agreement (other than Placement Agent) shall provide a completed I.R.S. Form W-8 or Form W-9 to the Escrow Agent at the signing of this Agreement.  For purposes of reporting to tax authorities, the Escrow Agent will treat all income earned by the escrow as paid upon distribution. The Company and each of the Purchasers, jointly and severally, covenant and agree to indemnify and hold the Escrow Agent harmless against all liability for tax withholding and/or reporting for any payments made by the Escrow Agent pursuant to this Agreement.

             SECTION 10.  Notices.  All notices, requests, consents and other communications under this Escrow Agreement shall be in writing and shall be mailed by first class, registered or certified mail, postage prepaid, or sent via overnight courier service, or delivered personally or sent by facsimile machine:

If to the Escrow Agent:	American National Bank and Trust Company of Chicago
Address: 120 South LaSalle Street, 4th Floor
Mail Suite IL-1250
Fax: (312) 661-6491
Tel: (312) 661-5667
Attn: Kevin M. Ryan, Corporate Trust Services

If to Company:	Electric City Corp.
1280 Landmeier Road
Elk Grove Village, IL 60007
Attn: John Mitola
Tel: (847) 437-1666
Fax: (847) 437-4969

If to Purchasers:	Morgan Stanley Dean Witter
Equity Funding, Inc. and
Originators Investment Plan, L.P.
1585 Broadway
New York, NY 10036
Attn: Barry D. Kupferberg and Thomas A. Clayton
Tel: (212) 761-8590, (212) 761-7536
Fax: (212) 761-0260

Duke Capital Partners, LLC
128 S. Tyron Street, Suite 1100
Charlotte, NC 28202
Attn: Dean D’Angelo
Tel: (704) 373-4191
Fax: (704) 373-4242

EP Power Finance, L.L.C.
225 West Washington Street, Suite 2185
Chicago, IL 60606
Attn: Rick Noble and Mark Tarini
Tel: (781) 239-8192, (312) 263-6995
Fax: (781) 239-8197, (312) 263-6906

If to Placement Agent:	Newcourt Capital Securities, Inc.
1211 Avenue of the Americas, 22nd Floor
New York, NY 10036
Attn: Guy Piazza
Tel: (212) 382-7200
Fax: (212) 382-9033

or to such other address of which the addressee shall have notified the sender in writing.  Notices delivered personally shall be effective upon delivery against receipt.  Notices transmitted by telecopy shall be effective when received, provided that the burden of proving when notice is transmitted by telecopy shall be the responsibility of the party providing such notice.  Notices delivered by overnight courier service shall be effective when received.  Notices delivered by registered or certified mail shall be effective on the date set forth on the receipt of registered or certified mail, or 96 hours after mailing, whichever is earlier.

             SECTION 11.  Headings.  The headings of the paragraphs of this Escrow Agreement are inserted as a matter of convenience and for reference purposes only, are of no binding effect, and in no respect define, limit or describe the scope of this Escrow Agreement or the intent of any paragraph.

             SECTION 12.  Counterparts; Facsimile Signatures.  This Escrow Agreement may be executed in any number of counterparts hereof, and by the different parties hereto on separate counterparts hereof, each of which shall be deemed to be an original and all of which together constitute one and the same agreement.  Facsimile signatures on this Escrow Agreement shall be deemed original signatures.

             SECTION 13.  Entire Agreement.  This Escrow Agreement represents the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, supersedes all prior negotiations between the parties, and can be amended, modified, supplemented, extended, or changed only by an agreement in writing that makes specific reference to this Escrow Agreement and that is signed by all of the parties hereto.

             SECTION 14.  Security Procedures.  In the event funds transfer instructions are given (other than in writing at the time of execution of this Escrow Agreement), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 2 hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated.  The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent.  The Escrow Agent and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by each of the Purchasers or the Company to identify (i) the beneficiary, (ii) the beneficiary’s bank, or (iii) an intermediary bank.  The Escrow Agent may apply any of the Escrowed Funds for any payment order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank designated.  The parties to this Escrow Agreement acknowledge that these security procedures are commercially reasonable.

             SECTION 15.  Severability.  If any provision of this Escrow Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Escrow Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law, but only as long as the continued validity, legality and enforceability of such provision or application does not materially (a) alter the terms of this Escrow Agreement, (b) diminish the benefits of this Escrow Agreement or (c) increase the burdens of this Escrow Agreement, for any person.

             SECTION 16. Controlling Document.  To the extent provisions of the Securities Purchase Agreement are inconsistent with the provisions contained herewith, this Escrow Agreement shall be the controlling document.

             IN WITNESS WHEREOF, the undersigned have executed this Escrow Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

COMPANY	PLACEMENT AGENT

ELECTRIC CITY CORP.,	NEWCOURT CAPITAL SECURITIES,
a Delaware corporation	INC., a Delaware corporation

By: /s/ John Mitola	By: /s/ Robert W. Sexton

Name: John Mitola	Name: Robert W. Sexton

Title: Chief Executive Officer	Title: Managing Director

ESCROW AGENT	PURCHASERS

AMERICAN NATIONAL BANK AND TRUST	EP POWER FINANCE, L.L.C.,
COMPANY OF CHICAGO, as Escrow Agent	a Delaware limited liability company
By: /s/ Kevin M. Ryan	By: /s/ Paul E. McGlinn

Name: Kevin M. Ryan	Name: Paul E. McGlinn

Title: Authorized Officer	Title: Managing Director

MORGAN STANLEY DEAN WITTER
EQUITY FUNDING, INC., a Delaware corporation
By: /s/ Thomas A Clayton

Name: Thomas A. Clayton

Title: Vice President

ORIGINATORS INVESTMENT PLAN, L.P., a Delaware limited partnership

By: MSDW OIP Investors, Inc., its general partner

By: /s/ Thomas A Clayton

Name: Thomas A. Clayton

Title: Vice President

DUKE CAPITAL PARTNERS, LLC,
a Delaware limited liability company

By: /s/ Gerald S. Stalun

Name: Gerald S. Stalun

Title: EVP + Managing Director

[SIGNATURE PAGE TO ESCROW AGREEMENT]

Schedule 1

Effective Date:                            July __, 2001

Investment:

                           ☒         The One Group Prime Money Market Account;

                           ☐         A trust account with __________________;

☐         A money market mutual fund, for which the Escrow Agent or any affiliate of the Escrow Agent serves as investment manager, administrator, shareholder servicing agent and/or custodian or subcustodian, notwithstanding that (i) the Escrow Agent or an affiliate of the Escrow Agent receives fees from such funds for services rendered, (ii) the Escrow Agent charges and collects fees for services rendered pursuant to this Escrow Agreement, which fees are separate from the fees received from such funds, and (iii) services performed for such funds and pursuant to this Escrow Agreement may at times duplicate those provided to such funds by the Escrow Agent or its affiliates.

☐         Such other investments as the Company and each of the Purchasers and Escrow Agent may from time to time mutually agree upon in a writing executed and delivered by the  Company and each of the Purchasers and accepted by the Escrow Agent.

Escrow Agent’s compensation:

Acceptance Fee:          $500.00

Annual Fee:                  $2,500

The Acceptance Fee and the Annual Fee are billed in advance and payable prior to that year’s service.  These fees cover a full year, or any part thereof, and thus are not prorated in the year of termination.

Any out-of-pocket expenses, or extraordinary fees or expenses such as attorneys’ fees or messenger costs, are additional and not included in the above schedule.

Schedule 2

Telephone Number(s) for Call-Backs and
Person(s) Designated to Confirm Funds Transfer Instructions

If to Purchasers:

	Name	Telephone Number

1.	Barry Kupferberg (MSDW/OIP) or	(212) 761-8590
	Thomas A. Clayton	(212) 761-7536

2.	Dean D’Angelo (Duke)	(704) 373-5773

3.	Paul McGlinn (EPPC)	(312) 263-6992

If to the Company:
	Name	Telephone Number

1.	Jeff Mistarz	(847) 437-1666

If to Placement Agent:

	Name	Telephone Number

	Guy Piazza	(212) 382-7255

             Telephone call-backs shall be made to the Company, each Purchaser and Placement Agent if joint instructions are required pursuant to this Escrow Agreement.

Schedule 3

Transaction Documents

1.          Investor Rights Agreement (as defined in the Securities Purchase Agreement)

2.          Stockholders Agreement (as defined in the Securities Purchase Agreement)

3.          Stock Trading Agreement (as defined in the Securities Purchase Agreement)